UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):

March 23, 2009
COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices) (Zip Code)
(704) 557-4400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 23, 2009, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into a lease agreement (the “Renewal Lease Agreement”) with Harrison Limited Partnership One (“HLP”) pursuant to which the Company will continue to lease the Snyder Production Center (“SPC”), a manufacturing facility, and the property and improvements adjacent to SPC (“Leased Property”) currently leased by the Company. HLP is directly and indirectly owned by trusts of which J. Frank Harrison, III, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Deborah H. Everhart, a director of the Company, are trustees and beneficiaries.
The current lease expires on December 31, 2010.
Pursuant to the Renewal Lease Agreement, upon expiration of the current lease, the Company will lease the Leased Property for a ten-year term beginning January 1, 2011 (“Commencement Date”) and extending through December 31, 2020. The Company can extend the term of the lease for four successive terms of five years each. The base rent under the Renewal Lease Agreement will be approximately $3.4 million for the first twelve months, which will represent a reduction in the rent rate over the prior current lease. Beginning with the first annual anniversary of the Commencement Date and continuing with each subsequent annual anniversary of the Commencement Date the base rent paid by the Company will increase by 3% of the base rent in effect during the immediately preceding 12 month period.
The Renewal Lease Agreement was negotiated under the supervision of a Special Committee of the Board of Directors, comprised of independent directors with no interest in the transaction, which was formed to consider the purchase, lease and other alternatives in connection with the December 31, 2010 expiration of the current lease for the Leased Property. The Special Committee retained professionals to advise the Special Committee on a number of related matters, including the current market and alternatives present in the market, and to assist in negotiations. The Renewal Lease Agreement was approved by the Special Committee, the Audit Committee of the Company’s Board of Directors, as well as the remaining independent members of the Board of Directors who do not have an interest in the transaction.
The foregoing summary is subject to and qualified in its entirety by the terms of the Lease Agreement attached as Exhibit 10.1 to this Current Report of Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Lease Agreement dated March 23, 2009 between Coca-Cola Bottling Co. Consolidated and Harrison Limited Partnership One.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)
Date: March 26, 2009	BY:	/s/ James E. Harris
James E. Harris
Principal Financial Officer of the Registrant and Senior Vice President and Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
March 23, 2009	0-9286
COCA-COLA BOTTLING CO. CONSOLIDATED
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Lease Agreement dated March 23, 2009 between Coca-Cola Bottling Co. Consolidated and Harrison Limited Partnership One.